Exhibit 10.1

FIRST AMENDMENT TO THE
AVID BIOSERVICES, INC.
2018 OMNIBUS INCENTIVE PLAN

Avid Bioservices, Inc., a Delaware corporation (the “Company”), previously established the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors on August 6, 2018 and approved by the Company’s stockholders at the 2018 Annual Meeting. By adoption of this instrument, the Company desires to amend the Plan to increase the total number of shares of stock available for grant under the Plan by 3,400,000.

1.       This First Amendment shall be effective as of the date on which it is approved by the Company’s stockholders at the Company’s 2021 Annual Meeting.

2.       Section 4 (Stock Subject to the Plan) of the Plan is hereby amended and restated in its entirety to read as follows:

4.1       Authorized Number of Shares. Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 5,750,000 and (B) the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plans. In addition, shares of Common Stock underlying any outstanding award granted under a Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

3.       This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 21st day of October, 2021.

AVID BIOSERVICES, INC.

By: /s/ Daniel R. Hart

Its: Chief Financial Officer